Exhibit 1.2
EASTGROUP PROPERTIES, INC.
Form of Amendment No. 1 to Sales Agency Financing Agreement
July 28, 2021

Ladies and Gentlemen:
Reference is hereby made to the Sales Agency Financing Agreement, dated December 20, 2019 (the “Sales Agreement”), by and between EastGroup Properties, Inc., a Maryland corporation (the “Company”) and [NAME OF COVERED AGENT] (the “Covered Agent”), pursuant to which the Company proposed to issue and sell from time to time through or to the Covered Agent, or through or to [NAME OF OTHER COVERED AGENTS], with which the Company entered into separate sales agency financing agreements, dated December 20, 2019 (collectively, together with the Sales Agreement, the “Sales Agency Agreements”), pursuant to the terms of the Sales Agency Agreements, shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), having an aggregate offering price of up to $750,000,000 (the “ATM Program”). The Company and the Covered Agent desire to amend the Sales Agreement to reflect, among other things, that the Company and TD Securities (USA) LLC (“TD Securities”) have entered into a Sales Agency Financing Agreement, dated as of the date hereof, and that TD Securities has joined the ATM Program as a participating sales agent. Capitalized terms used in this Amendment No. 1 to the Sales Agreement (this “Amendment”) and not defined have the respective meanings set forth in the Sales Agreement.
In connection with the foregoing, the Company and the Covered Agent are entering into this Amendment to amend the Sales Agreement pursuant to Section 9.05 thereof.

SECTION 1. Amendments.
The Covered Agent and the Company hereby agree to the following amendments to the Sales Agreement, with effect on and after the date hereof (the “Effective Date”):

(a)    Recitals:
(i)    [in the third WHEREAS clause, to add “, TD Securities (USA) LLC” after “[Regions Securities LLC][Raymond James & Associates, Inc.]” and before “and Wells Fargo Securities, LLC.”][in the third WHEREAS clause, to add “and TD Securities (USA) LLC” after “Regions Securities LLC,” and replace the “and” before “Regions Securities LLC” with a comma.]1
(b)    Sections 4.07(c) and 5.01(l)(iii):
(i)    to replace “Alston & Bird LLP” with “Clifford Chance US LLP.”
1 Version of language used varies among the Amendments depending on Covered Agent counterparty to the Sales Agency Agreement being amended.

(c)    Section 9.02:
(i)    to replace “$15,000” with “$25,000.”
(d)    Section 9.03:
(i)    to replace “Alston & Bird LLP, 950 F Street NW, Washington, DC 20004, Attention: Rebecca R. Valentino, email address Rebecca.Valentino@alston.com” with “Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019, Attention: Jason D. Myers, email address Jason.Myers@cliffordchance.com.”
(e)    Exhibits:
(i)    The form opinion at Exhibit B-2 of the Sales Agreement is hereby amended to reflect the addition of TD Securities as a Sales Agent under the Sales Agency Agreements.

SECTION 2. No Further Amendment. The Sales Agreement, as amended by this Amendment, is in all respects ratified and confirmed, and all the terms, conditions, and provisions thereof shall remain in full force and effect. All references to the Sales Agreement in any other document executed or delivered in connection therewith shall, from the Effective Date, be deemed a reference to the Sales Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Common Shares or on the terms of the Sales Agreement prior to the Effective Date, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification provisions) contained in the Sales Agreement.
SECTION 3. Governing Law. This Amendment shall be governed by, interpreted under and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed within the state of New York without giving effect to principles of conflicts of laws thereof.
SECTION 4. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.
SECTION 5. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

If the foregoing correctly sets forth the understanding between the Company and [NAME OF COVERED AGENT], please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement between the Company and [NAME OF COVERED AGENT].
    Very truly yours,

                EASTGROUP PROPERTIES, INC.

    By: ___________________________
     Name:
     Title:

[Signature Page to Amendment No. 1 to the Sales Agreement]

Accepted and agreed as of the date first above written:

[NAME OF COVERED AGENT],
as Covered Agent

By: __________________________
Name:
Title:

[Signature Page to Amendment No. 1 to the Sales Agreement]